EXHIBIT 10.3

                          AG-BAG INTERNATIONAL LIMITED

                            1991 EMPLOYEE STOCK PLAN


                                    ARTICLE 1
                                    ---------

                            ESTABLISHMENT AND PURPOSE


         1.1 This Plan, known as the Ag-Bag International Limited 1991 Employee Stock Plan, was originally implemented on August 1, 1991. The Plan is hereby amended effective November 1, 1996.

         1.2 The purpose of this Plan is to further the long-term growth in earnings of Ag-Bag International Limited and its subsidiary corporations by offering additional long-term incentives to employees of the Company and its subsidiaries in order to enable the Company to attract and retain the best available personnel.


                                    ARTICLE 2
                                    ---------

                                   DEFINITIONS

         2.1 "Board of Directors" shall mean the board of directors of the Company.

         2.2 "Committee" shall mean a committee established in Section 4.1 to administer the Plan.

         2.3 "Company" shall mean Ag-Bag International Limited, a Delaware corporation, and its Subsidiaries.

         2.4 "Director" shall mean any person serving on the Board of Directors of the Company.

         2.5 "Employee" shall mean any person employed by the Company, either as a commission sales employee or other employee, including any officer of the Company.

         2.6 "Non-Employee Director" shall mean a Director who:

                           (1) Is not currently an officer of the Company or a
                  parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company;

                           (2) Does not receive compensation, either directly or
                  indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a



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                  Director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K;

                           (3) Does not possess an interest in any other
                  transaction for which disclosure would be required pursuant to
                  Item 404(a) of Regulation S-K; and

                           (4) Is not engaged in a business relationship for
                  which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

         2.7 "Participant" shall mean any Employee eligible to participate in the Plan in accordance with Article 3.

         2.8 "Plan" shall mean this Ag-Bag International Limited 1991 Employee Stock Plan.

         2.9 "Plan Year" shall mean the twelve (12) month period beginning January 1 and ending December 31.

         2.10 "Shares" shall mean the Common Shares of Ag-Bag International Limited.

         2.11 "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.12 "Year of Service" shall mean at least six (6) months of service with the Company during any Plan Year for a commissioned Sales Employee, or at least 1500 hours of service with the Company during any Plan Year for all other Employees.


                                    ARTICLE 3
                                    ---------

                                   ELIGIBILITY

         All Employees shall be eligible to participate in the Plan on the first date in which the Employee has completed two (2) Years of Service.


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                                    ARTICLE 4
                                    ---------

                           ADMINISTRATION OF THE PLAN

         4.1 The Plan shall be administered by the Board of Directors. The Board of Directors may, by resolution, delegate part or all of its administrative powers with respect to the Plan to a Committee comprised solely of two (2) or more Non-Employee Directors.

         4.2 The Board of Directors or the Committee shall be responsible for adopting policies, procedures, rules and regulations for the Plan and shall be responsible for the proper administration of the Plan in accordance with the policies, procedures, rules and regulations adopted by it.

         4.3 The Board of Directors or the Committee shall determine the Employees eligible to participate under this Plan, determine which Employees within the eligible group are to receive discretionary points for any given Plan Year, and compute the total number of points each Employee is to receive.

         4.4 In administering the Plan, the Board of Directors or the Committee shall have full power and authority to construe and interpret the provisions of the Plan, and propose amendments relating to the Plan. The Board of Directors or the Committee's interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors or the Committee shall be final and conclusive. The Board of Directors or the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

         4.5 The Board of Directors may from time to time remove or appoint members of the Committee in substitution for members previously appointed by the Board of Directors. The Committee may select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. All actions of the Committee shall be taken by a unanimous vote of its members. Any action may be taken by a written instrument signed by all Committee members, and all actions so taken shall be fully effective as if it had been taken by a vote of the members at a meeting duly called and held.


                                    ARTICLE 5
                                    ---------

                                AWARDS OF SHARES

         5.1 Each Participant who is employed by the Company on the last day of the Plan Year shall receive points for years of service with the Company and for job performance. Each


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Participant shall receive five points for the first two Years of Service and one point for each additional Year of Service. In order to be eligible to receive Shares under this Plan, a Participant must be either a commission sales employee or have worked at least 1,500 hours during the Plan Year for the Company or one of its subsidiaries. Job performance points shall be awarded in accordance with
Section 4.3. The maximum annual points the Board of Directors or the Committee can award for job performance shall be ten (10) per Employee.

         5.2 The Board of Directors or the Committee shall determine the number of Shares per point to be issued. The number of Shares granted to each Employee shall be determined by the total number of points earned by each Employee for that fiscal year as compared to the total number of points earned by all Employees for that fiscal year. For example, an Employee with two Years of Service will receive five points and if the Employee's job performance is equal to five points, the Employee will have ten (10) points for the year. If the Board of Directors or the Committee decides that one (1) Share is given per point for that year, the Employee will receive ten (10) Shares.

         5.3 All rights to any benefits payable under the terms of this Plan shall be immediately forfeited if the Employee engages in any act which, in the opinion of the Board of Directors or the Committee, is not in the best interests of the Company, including, but not limited to, fraud, embezzlement, nonproductivity or disloyalty. The judgment of the Board of Directors or the Committee shall be final as to the determination of the nature of any acts performed by the Employee which are subject to this Section. The Board of Directors or the Committee, in its sole discretion, may interpret and decide upon the nature of such acts. The forfeiture shall not apply to Shares previously issued.

         5.4 The total number of Shares which can be issued under this Plan, including all predecessor Employee Stock Plans, is 133,575.


                                    ARTICLE 6
                                    ---------

                               ISSUANCE OF SHARES

         6.1 The Shares shall be issued to each eligible Participant within thirty (30) days after the final determination is made by the Board of Directors or the Committee as to the number to be issued.

         6.2 The Shares, when issued, shall be Restricted Stock as that term is defined by the rules and regulations promulgated under the Securities Act of 1933 and, with respect to resale, the Employee shall comply with all applicable federal and state securities laws. Shares issued under the Plan shall be subject


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to the terms, conditions and restrictions determined by the Board of Directors or the Committee. The restrictions may include restrictions concerning transferability and repurchase by the Company. All Shares issued pursuant to this Plan shall be subject to an agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such Shares of the recipient. The agreement may contain any terms, conditions, restrictions, representations and warranties reasonably required by the Board of Directors or the Committee. The certificates representing the Shares shall bear the legend specified in Article 8.

         6.3 The Company may require any recipient of Restricted Stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors or the Committee, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of Restricted Stock, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued, less the number of Shares surrendered in payment of the Restricted Stock or surrendered or withheld to satisfy withholding obligations.


                                    ARTICLE 7
                                    ---------

                           EMPLOYEE'S RESPONSIBILITIES

         In consideration for the benefits payable under the Plan, each covered Employee shall agree that during the period of Employee's employment, the Employee will devote his or her full time, skill, diligence and attention to the Company's business and will not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed to be in any way competitive with or adverse to the best interests of the business of the Company.


                                    ARTICLE 8
                                    ---------

                            ISSUANCE OF CERTIFICATES

         Unless the stock is registered under the Securities Act of 1933, all certificates representing any of the Shares issued pursuant to this Plan shall have endorsed thereon the following legend, together with any other legends required by applicable state law:

                  The securities represented by this certificate have been acquired for investment and not with a view


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         to or in connection with the sale or distribution thereof. No sale or distribution shall be effected without an effective registration statement related thereof or an opinion of counsel satisfactory to the Company that such registration is not required under the Securities Act of 1933.


                                    ARTICLE 9
                                    ---------

                        RELATIONSHIP BETWEEN THE PARTIES

         9.1 Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Employee, his or her beneficiaries or any other person. Any Shares which may be subject to the provisions of this Plan shall continue for all purposes to be the Shares of the Company until issued. No person other than the Company shall have any interest in such Shares by virtue of this Plan.

         9.2 The rights of any Employee to benefits under this Plan shall be solely those of an unsecured creditor of the Company. Any assets acquired or held by the Company in connection with the liabilities assumed by it pursuant to this Plan shall not be deemed to be held under any trust for the benefit of any Employee, a beneficiary of any Employee, any Employee's estate, or to be security for the performance of the obligations of the Company, but shall be a general, unpledged and unrestricted asset of the Company.

         9.3 Any benefit under this Plan shall not be deemed salary or other compensation of any Employee for the purpose of computing benefits to which the Employee may be entitled under any pension plan or other arrangement of the Company for the benefit of its Employees.

         9.4 The benefits under this Plan shall be independent of and in addition to any other agreement relating to any Employee's employment that may exist from time to time between the parties hereto, or any other compensation payable by the Company to any Employee, whether salary, bonus or otherwise.

         9.5 This Plan shall not be deemed to constitute a contract of employment between the Company and any Employee, nor shall any provision of this Plan be interpreted to restrict the right of the Company to discharge any Employee or restrict the right of any Employee to terminate his employment.

         9.6 Transfer of any Employee from employment by the Company to employment by a Subsidiary of the Company or the transfer of any Employee from employment by a Subsidiary to the Company shall not be deemed a termination of employment.


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         9.7 The Shares issuable under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, transfer, assign, pledge, encumber or charge the same shall be void and shall terminate the Employee's rights hereunder, whereupon the Company shall have no further liability to such Employee.

         9.8 Each Employee shall file with the Company a written designation of one or more persons as beneficiary who shall be entitled to receive the shares, if any, which are payable under the Plan but have not been issued, upon the death of the Employee. An Employee may revoke or change such beneficiary designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling, provided, however, that no designations shall be effective unless received by the Company prior to the Employee's death and in no event shall it be effective as of a date prior to such receipt. Beneficiary designations of Employees who are residents of community property states must also be executed by the Employee's spouse, if any.

         9.9 If no such beneficiary designation is in effect at the time of an Employee's death, or if no designated beneficiary survives the Employee, or if such designation conflicts with law, the Employee's estate shall be deemed to have been designated his beneficiary and shall receive the shares issuable, if any, under the Plan upon the Employee's death. If the Company is in doubt as to the right of any person to receive such Shares, the Company may retain such Shares, without liability for any interest thereon, until the rights thereto are determined, or the Company may deposit such Shares into any court of appropriate jurisdiction and such deposit shall be a complete discharge of the liability of the Plan and the Company therefor.

         9.10 Each Employee shall execute an Employee's statement substantially in the same form as Exhibit A.

         9.11 For accounting purposes, any rights, amounts or grants which are forfeited under this Plan shall be treated as if they were returned to the Company and other Employees shall have no rights in or to said forfeited amounts.


                                   ARTICLE 10
                                   ----------

                                CLAIMS PROCEDURE

         10.1 If an Employee is denied all or a portion of an expected benefit under the terms of this Plan for any reason, the Company shall notify the claimant within 60 days of his or her submission of claim, in writing, of allowance or denial of the claim. The notice shall be in writing, sent by mail to the

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claimant's last known address and must contain the following information:

                  (a) The specific reasons for the denial;

                  (b) Specific reference to pertinent provisions of this Plan on which the denial is based; and

                  (c) If applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary and an explanation of the claims review procedure.

         10.2 Within sixty (60) days of receipt of the claimant's request for review, the Company shall allow or deny the claim. The decision shall be made in writing to the claimant. The decision shall recite the facts and reasons for denial, with specific reference to the pertinent provisions of this Plan.

         10.3 A claimant is entitled to request a review of any denial of his or her claim by the Company. The request for review must be submitted in writing within sixty (60) days of the claimant's receipt of the notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The claimant or his or her representative shall be entitled to review all pertinent documents and to submit issues and comments in writing.


                                   ARTICLE 11
                                   ----------

                                  MISCELLANEOUS

         11.1 Accounting
              ----------. All accounting issues arising due to the existence of this Plan shall be determined in accordance with generally accepted accounting principles.

         11.2 Amendment or Termination
              ------------------------. This Plan may be amended or terminated at any time and from time to time by the Board of Directors except that no such amendment shall divest any Employee of his or her previously vested rights.

         11.3 Required Shareholder Approval
              -----------------------------. No action of the Board of Directors or the Committee to amend the Plan in any one of the following respects shall be effective unless authorized at a meeting of shareholders by the vote of the holders of a majority of all outstanding shares entitled to vote thereon: (i) to materially increase the number of shares which may be issued under the Plan or
(ii) to materially increase the benefits accruing to participants under the Plan or (iii) to materially modify the requirements as to eligibility for participation in the Plan.

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         11.4 Securities Laws
              ---------------. The Board of Directors shall be responsible for being sure that all applicable federal and state securities laws are complied with and that the Employees are fully aware of the restricted nature of their shares.


                                   ARTICLE 12
                                   ----------

                                    EXECUTION

         This Restated Plan was adopted on the ____ day of ________, 1996, effective November 1, 1996, and shall replace the Employee Stock Plan maintained by the Company prior to November 1, 1996.

                                        AG-BAG INTERNATIONAL LIMITED



                                        By: ___________________________________
                                          Larry R. Inman, President



                                        By: ___________________________________
                                        Lou Ann Tucker, Secretary


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                                    EXHIBIT A

                             PARTICIPANT'S STATEMENT

         I have read the Ag-Bag International Limited Employee Stock Plan and understand that it sets forth my rights in the Employee Stock Plan of Ag-Bag International Limited and that I have no other rights except as set forth therein. I understand this is a discretionary Plan, which may be terminated by the Company at any time.

         Dated this ____ day of _________, 19__.



                                        ---------------------------------------
                                        Participant


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                                    EXHIBIT B

                             BENEFICIARY DESIGNATION

         Pursuant to the provisions of the Ag-Bag International Limited Employee Stock Plan, I hereby designate the following as my beneficiary or beneficiaries to whom any interest I may then have in the Plan shall be paid in the event of my death, it being specifically understood that I reserve such rights as may be available to me under said Plan to change this beneficiary designation.

PRIMARY BENEFICIARY                     SECONDARY BENEFICIARY

_________________________________       __________________________________
_________________________________       __________________________________
_________________________________       __________________________________
_________________________________       __________________________________

         Note:   Give full name, address, social security number and
relationship of beneficiary or beneficiaries. Attach additional designations, if necessary.

         Dated this ___ day of _________, 19__.


                                        ---------------------------------------
                                        Participant


         The foregoing form was received by Ag-Bag International Limited on the _____ day of _____________, 19__.


                                        AG-BAG INTERNATIONAL LIMITED


                                        By: ___________________________________



Page 1 - BENEFICIARY DESIGNATION, EXHIBIT B TO EMPLOYEE STOCK PLAN